EXHIBIT 10.5
               ASSET PURCHASE AGREEMENT (ZOVAL ENTERPRISES)

                           ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of November 5th__, 2002, by James Zoval, Ph.D. on behalf of Zoval Enterprises a limited liability Corporation , with a business address at 21361 Kirkwall, Lake Forest, California 92630 (the "Seller") and CalbaTech, Inc., a Nevada corporation with a business address at 18300 Von Karman, Suite 710, Irvine, California 92612 ("Buyer").

                                 RECITALS

A. Seller desires to sell to Buyer an invention known as "Smart Membranes". This is an apparatus and methods for the extraction, isolation, and manipulation of biological molecules employing novel use of compressible materials such as polymer membranes within small scale laboratory accessory devices (the "Invention") and for which Seller has drafted a patent application (the "Patent Application").

B. Buyer desires to purchase from Seller the Invention and all documentation related to the property, including, but not limited to, the Patent Application, lab notebooks, designs, specifications, drawings, photographs, and notes (the "Asset").

C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, the Asset and all related documentation.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth in this Agreement, the parties agree as follows:

                                  ARTICLE I
                         PURCHASE AND SALE OF ASSETS

1.1. Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, upon mutual execution of this Agreement (the "Closing Date"), all of Seller's right, title, and interest in and to, without limitation, the following:

(a) The Asset and all documentation related to the property, including, but not limited to, the Patent Application, lab notebooks, designs, specifications, drawings, photographs, and notes.

(b) All contracts, agreements, warranties, and other rights or agreements, whether written or oral, related to the Asset (the
"Contracts");

(c) All of Seller's right, title, and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents, Patent Applications, licenses, and goodwill associated with the Asset (the "Intangible Property").

1.2. Liens. Seller shall convey title to the Asset to Buyer free and clear of all liens, security interests, equity interests, loans, easements, and encumbrances of any kind or nature (the "Liens").

                                  ARTICLE 2
                                 LIABILITIES

2.1. Liabilities. Except as expressly provided in this Agreement, Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Asset.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1. Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller in as follows:

(a) Within thirty (30) days following January 1, 2003 Buyer shall deliver to Seller an option to purchase Fifty Thousand (50,000) shares of the Buyer's Common Stock (the "Option"). The exercise price of the Option shall be $0.001 per share. The period of exercise shall be ten (10) years from the date of issuance of the Option..

                                   ARTICLE 4
                              INSPECTION OF ASSETS

4.1. Inspection Period. Subject to the provisions of this Agreement, Buyer shall have a period of fourteen (14) days from the Closing Date (the "Inspection Period") to conduct an inspection of the Asset, the Patent Application and any related documents or other items relating to the Asset to determine the suitability of the Asset for Buyer's intended purposes. At any time during the Inspection Period, and for any reason whatsoever, Buyer may terminate this Agreement. If Buyer does not terminate this Agreement prior to the expiration of the Inspection Period, it shall proceed with the issuance of the Option.

4.2. Access to the Asset. During the Inspection Period, Buyer and its agents, employees, and contractors shall, at Buyer's sole cost and expense, be afforded reasonable access to the Asset, including the Patent Application and all related documents.

                                  ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF SELLER

5.1. Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date:

(a) Seller (Zoval Enterprises) is a Limited Liability Corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on the Asset.

(d) There are no actions, suits, proceedings, or claims now pending or, to the best of Seller's knowledge, threatened against Seller or the Asset that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Asset.

(e) Seller represents that he believes that he is the sole inventor and owner of the Asset and is under no contractual obligation to past or present employers for the Asset whatsoever. Seller also represents that he did not work on, present, or discuss the Invention whilst previously employed and further that he knows of nobody at past or present employers, or elsewhere, who worked on, presented, or discussed the Invention.

(f) Seller has provided Buyer with true and correct copies of all Contracts. To Seller's knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in default under any Contract.

(g) Seller has provided Buyer with true and correct copies of all documents evidencing Seller's rights in the Intangible Property. To Seller's knowledge, each agreement, instrument, or license with respect to the Intangible Property is in full force and effect, and neither Seller nor any other party is in default under any such agreements.

5.2. Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

                                 ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF BUYER

6.1. Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the Closing Date:

(a) Buyer is corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of Nevada.

(b) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware.

(d) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect Buyer's ability to consummate the transactions contemplated by this Agreement.

(e) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement or the consummation of the transactions contemplated by the Agreement.

6.2. Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

                                   ARTICLE 7
                     SELLER'S PRE-CLOSING OBLIGATIONS

7.1. Consents. On or before the Closing Date, Seller, at its expense, shall use its best efforts to obtain all necessary consents required to assign Seller's interest in the Asset to Buyer as contemplated by this Agreement. In the event Seller is unable to obtain any such consent on or before the Closing Date, Buyer may terminate this Agreement as provided in Article 12.

7.2. Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Asset shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

                                     ARTICLE 8
                                  MUTUAL COVENANTS

8.1. Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing Date, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

8.2. Notification of Changed Circumstances. At any time prior to the Closing Date, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

8.3. Broker's Fees. Each party represents and warrants that no broker, finder, or any other person or entity has any claim for any brokerage commissions or fees in connection with any of the transactions contemplated by this Agreement. Each party shall indemnify the other against any claim or loss suffered as a result of any claim for brokerage commissions or fees payable, or claimed to be payable, on the basis of any actions in connection with this Agreement.

                                   ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

9.1. Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)  The representations and warranties of Seller set forth in
Article 5 shall be true and correct as of the Closing Date.

(b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.

(c) No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Asset or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date.

(d) Seller shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement.

9.2. Failure to Satisfy Buyer's Conditions. Any of Buyer's conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer's conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement and receive a refund of the Deposit.

                                  ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

10.1. Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) The representations and warranties of Buyer set forth in Article 6 shall be true and correct as of the Closing Date.

(c) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

10.2. Failure to Satisfy Seller's Conditions. Any of Seller's conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Article 12.

                                  ARTICLE 11
                           POST-CLOSING OBLIGATIONS

11.1. Additional Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive the Closing.

11.2. Covenant Not To Compete. Seller agrees that it shall not engage, directly or indirectly, in any business that involves compressible materials, including membranes, for solid phase extraction, for a period of five (5) years following closing, or until such time as Buyer ceases to operate a like business, whichever occurs first.

                                   ARTICLE 12
                                   TERMINATION

12.1.  Termination. This Agreement may be terminated as follows:

(a) By the mutual consent of Buyer and Seller at any time prior to the Closing.

(b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Article 9 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

(c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Article 10 has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing.

12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 12, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

12.3. Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

                                ARTICLE 13
                             INDEMNIFICATION

13.1. Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller's ownership or use of the Asset prior to the Closing Date, (b) the failure or falsity of any representation or warranty of Seller contained in this Agreement, or (c) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

13.2. Buyer's Indemnification. In addition to any other agreement on the part of Buyer to indemnify Seller set forth in this Agreement, Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to Buyer's ownership or use of the Asset from and after the Closing Date.

13.3. Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 13 shall survive the Closing.

                                 ARTICLE 14
                              GENERAL PROVISIONS

14.1. Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

14.2. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties.

14.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties to this Agreement with respect to the subject matter of this Agreement.

14.4. Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement in writing signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

14.5. Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

14.6. Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

14.7. Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

(i)  If to Seller:  21361 Kirkwall, Lake Forest, CA 92630

(ii)  If to Buyer:  18300 Von Karman, Suite 710, Irvine, CA 92612

If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

14.8. Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

14.9. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

14.10. Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

14.11. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

14.12. Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:


By:
James Zoval, Ph.D.                          Date

BUYER:


By:
James DeOlden                               Date
President